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                                                                EXHIBIT 16

                         [ARTHUR ANDERSEN LETTERHEAD]


January 16, 1995

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549



Dear Sir:

We have read the first four paragraphs of Item 4 included in the attached Form 8-K dated January 16, 1995 of Schawk, Inc. (formerly Filtertek, Inc.) filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


Arthur Andersen LLP


CJS




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